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For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS

- Product Sales of $5.6 billion -
- Diluted EPS of $1.47 per share -
- Non-GAAP Diluted EPS of $1.82 per share -
- Revised Full Year 2019 Guidance -

Foster City, CA, July 30, 2019 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter ended June 30, 2019. The financial results that follow represent a year-over-year comparison of the second quarter of 2019 to the second quarter of 2018. Total revenues were $5.7 billion in 2019 compared to $5.6 billion in 2018. Net income was $1.9 billion or $1.47 per diluted share in 2019 compared to $1.8 billion or $1.39 per diluted share in 2018. Non-GAAP net income was $2.3 billion or $1.82 per diluted share in 2019 compared to $2.5 billion or $1.91 per diluted share in 2018.
“I am very pleased with Gilead’s performance and our ability to continue to reach patients around the world with our medicines. I am also very excited about the progress we are making to strengthen our pipeline, including the recently announced Galapagos collaboration, to bring forward our next generation of products,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “We saw strong revenue growth quarter-over-quarter, primarily driven by our HIV medicines and the rapid adoption of Biktarvy. Based on this momentum and our confidence in the outlook for the coming months, we are raising our full-year product sales guidance for 2019.”

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2019	2018	2019	2018
Product sales	$5,607	$5,540	$10,807	$10,541
Royalty, contract and other revenues	78	108	159	195
Total revenues	$5,685	$5,648	$10,966	$10,736

Net income attributable to Gilead	$1,880	$1,817	$3,855	$3,355
Non-GAAP net income	$2,331	$2,494	$4,589	$4,452

Diluted earnings per share	$1.47	$1.39	$3.01	$2.55
Non-GAAP diluted earnings per share	$1.82	$1.91	$3.58	$3.39

___________________________________
Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 through 11.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 30, 2019	2

Product Sales
Total product sales for the second quarter of 2019 were $5.6 billion compared to $5.5 billion for the same period in 2018. For the second quarter of 2019, product sales in the United States, Europe and other locations were $4.1 billion, $1.0 billion and $512 million, respectively. For the second quarter of 2018, product sales in the United States, Europe and other locations were $4.1 billion, $1.0 billion and $466 million, respectively. Product sales in Europe for the second quarter of 2019 benefited from approximately $160 million of adjustments for statutory rebates related primarily to HCV and HIV sales made in prior years.

•
HIV product sales were $4.0 billion for the second quarter of 2019 compared to $3.7 billion for the same period in 2018. The increase was primarily driven by higher sales volume as a result of the continued uptake of Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C virus (HCV) product sales were $842 million for the second quarter of 2019 compared to $1.0 billion for the same period in 2018. The decline was primarily due to competitive dynamics, including a decline in U.S. Medicare prices, and lower patient starts.

•
Yescarta® (axicabtagene ciloleucel) generated $120 million in sales during the second quarter of 2019 compared to $68 million for the same period in 2018. The increase was driven by an increase in the number of therapies provided to patients.

•
Other product sales, which include products from chronic hepatitis B virus (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg), AmBisome® (amphotericin B liposome for injection 50 mg/vial) and Cayston® (aztreonam for inhalation solution 75 mg/vial), were $604 million for the second quarter of 2019 compared to $807 million for the same period in 2018. The decrease was primarily due to the expected declines in Ranexa and Letairis sales after generic entries in 2019.

Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2019	2018	2019	2018
Research and development expenses (R&D)	$1,160	$1,192	$2,217	$2,129
Non-GAAP R&D expenses	$916	$921	$1,787	$1,735

Selling, general and administrative expenses (SG&A)	$1,095	$980	$2,125	$1,977
Non-GAAP SG&A expenses	$1,015	$840	$1,977	$1,724

During the second quarter of 2019, compared to the same period in 2018:

•
R&D expenses decreased slightly, primarily due to the 2018 impacts of Gilead’s purchase of a U.S. Food and Drug Administration (FDA) Priority Review Voucher and stock-based compensation expense following the acquisition of Kite Pharma, Inc., largely offset by higher investments in 2019 to support Gilead’s cell therapy programs.

•
Non-GAAP R&D expenses decreased slightly, primarily due to the 2018 impact of Gilead’s purchase of an FDA Priority Review Voucher, largely offset by higher investments in 2019 to support Gilead’s cell therapy programs.

•
SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan and China, partially offset by lower stock-based compensation expense. Stock-based compensation expense was higher for the second quarter of 2018 following the acquisition of Kite Pharma, Inc.

•	Non-GAAP SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s business in Japan and China.

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July 30, 2019	3

Effective Tax Rate
The effective tax rate and non-GAAP effective tax rate in the second quarter of 2019 were 22.2% and 21.5%, respectively, compared to 12.8% and 13.4% for the same period in 2018, respectively. The increases were primarily due to the 2018 impact of a favorable settlement of a tax examination.
Cash, Cash Equivalents and Marketable Debt Securities
As of June 30, 2019, Gilead had $30.2 billion of cash, cash equivalents and marketable debt securities, compared to $31.5 billion as of December 31, 2018. During the second quarter of 2019, Gilead generated $2.2 billion in operating cash flow, repaid $500 million of debt, paid cash dividends of $800 million and utilized $588 million on stock repurchases.
Revised Full Year 2019 Guidance
Gilead revised its full year 2019 guidance, initially provided on February 4, 2019. The updated guidance for product sales reflects favorable demand trends observed in the first half of 2019 across Gilead’s product portfolio, the adjustments for statutory rebates related to Europe sales made in prior years, a greater impact from generic versions of Letairis in the second half of 2019 and the full year impact from generic products containing tenofovir disoproxil fumarate in certain European countries. The guidance for diluted EPS impact of acquisition-related, up-front collaboration and licensing, stock-based compensation and other expense was updated as a result of the collaboration agreement with Galapagos NV (Galapagos).

(In millions, except percentages and per share amounts)	Initially Provided February 4, 2019 Reiterated May 2, 2019	Updated July 30, 2019
Product Sales	$21,300 - $21,800	$21,600 - $22,100
Non-GAAP
Product Gross Margin	85% - 87%	85% - 87%
R&D Expenses	$3,600 - $3,800	$3,600 - $3,800
SG&A Expenses	$3,900 - $4,100	$3,900 - $4,100
Effective Tax Rate	20.0% - 21.0%	20.0% - 21.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration and Licensing, Stock-based Compensation and Other Expenses	$1.40 - $1.50	$3.90 - $4.00
Corporate Highlights, Including the Announcement of:

•
A global research and development collaboration with Galapagos under which Gilead will make a $3.95 billion up-front payment and an equity investment of approximately $1.1 billion. Through this agreement, Gilead will gain access to a proven drug discovery platform and an innovative portfolio of compounds, including six molecules currently in clinical trials, and more than 20 preclinical programs.

•
Collaboration and/or licensing agreements with Novartis AG (Novartis), Carna Biosciences Inc. (Carna), Nurix Therapeutics, Inc. (Nurix), Humanigen, Inc. (Humanigen), Goldfinch Bio, Inc. (Goldfinch), Insitro, Inc. (Insitro), and Novo Nordisk A/S (Novo Nordisk).

•
Senior leadership changes, including the appointment of Christi L. Shaw as Chief Executive Officer of Kite, a Gilead Company; the appointment of Johanna Mercier as Chief Commercial Officer; the departures of John G. McHutchison, A.O., M.D., Chief Scientific Officer and Head of Research and Development, Gregg H. Alton, Chief Patient Officer, and Katie L. Watson, Executive Vice President, Human Resources; and the planned retirement of Robin L. Washington from her role as Executive Vice President and Chief Financial Officer effective March 1, 2020.

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July 30, 2019	4

•	Louisiana’s launch of an innovative payment model for HCV treatment with Gilead’s separate subsidiary, Asegua Therapeutics LLC, aiming to eliminate the disease.

•
The donation of TruvadaforPrEP® (emtricitabine 200 mg and tenofovir disoproxil fumarate 300 mg) to the U.S. Centers for Disease Control and Prevention (CDC) in support of national efforts to help prevent HIV and end the epidemic. Gilead will provide to CDC up to 2.4 million bottles of Truvada® (emtricitabine 200 mg and tenofovir disoproxil fumarate 300 mg) annually for uninsured Americans at risk for HIV. The donation, which extends until 2030, will transition to Descovy® (emtricitabine 200 mg and tenofovir alafenamide 25 mg), if it is approved for use as prevention.

•
Plans for a new facility in Frederick County, Maryland, to significantly expand Kite’s ability to manufacture Yescarta, Kite’s first commercially available CAR T cancer therapy, and a variety of investigational cell therapies.

Product and Pipeline Updates, Including the Announcement of:
HIV and Liver Diseases Programs

•	The presentation of data at the 10th International AIDS Society Conference on HIV Science, which included:

◦
Results from a sub-analysis of the DISCOVER trial evaluating an investigational use of Descovy for HIV pre-exposure prophylaxis (PrEP), which demonstrated that Descovy reached intracellular drug concentration levels above the estimated protective threshold significantly more quickly than Truvada and that these drug concentration levels persist longer than Truvada.

◦
Results from two studies of investigational toll-like receptor (TLR7) agonists as part of an HIV cure research program. The Phase 1 and preclinical study results demonstrate that TLR7 agonists have a potential role to play in scalable strategies for achieving sustained viral remission in humans.

◦	Results from two Phase 3 trials demonstrating the effectiveness of Biktarvy for the treatment of HIV in women and in virologically suppressed patients with known resistance.

◦
Results from a Phase 1b study of GS-6207, an investigational, novel, selective capsid inhibitor, in people living with HIV. The Phase 1b data demonstrated the first proof of concept that HIV capsid inhibition can lead to significant declines in viral load in vivo and that resistance to GS-6207 in vitro did not lead to resistance to other classes of drugs used in the treatment of HIV.

•
Data from STELLAR-3, a Phase 3 study evaluating the safety and efficacy of selonsertib, an investigational, once daily, oral inhibitor of apoptosis signal-regulating kinase 1 (ASK1), for patients with bridging fibrosis (F3) due to nonalcoholic steatohepatitis (NASH), did not meet the pre-specified week 48 primary endpoint of a ≥ 1-stage histologic improvement in fibrosis without worsening of NASH.

•	The presentation of data at the International Liver Congress™ 2019, which included:

◦
Safety and efficacy data on Vemlidy in patients with HBV previously treated with tenofovir disoproxil fumarate and data on Epclusa® (sofosbuvir 400mg/velpatasvir 100mg) and Harvoni® (ledipasvir 90mg/sofosbuvir 400mg) in difficult-to-cure HCV patient populations.

◦
Results from Gilead’s clinical research program in NASH, including a combination study of the investigational, selective, non-steroidal farnesoid X receptor agonist cilofexor (GS-9674) and the acetyl-CoA carboxylase inhibitor firsocostat (GS-0976). The data support Gilead’s efforts to develop combination therapies to target different aspects of NASH, evaluate the utility of noninvasive tests for the identification of patients living with the disease and advance overall understanding of the complexities and burden of NASH.

•	The launch of five new global grant programs to continue to support investigator-sponsored research in HCV and HBV, HCV and HIV co-infection, NASH and primary sclerosing cholangitis.

•
The submission of a supplemental new drug application to FDA for Descovy for PrEP to reduce the risk of sexually acquired HIV-1 infection among individuals who are HIV-negative and at risk for HIV. A priority review voucher was submitted with the filing, leading to an anticipated review time of six months.

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July 30, 2019	5

Inflammation Program

•	The intent to submit a new drug application to FDA for filgotinib this year, an investigational, oral, selective JAK1 inhibitor, as a treatment for rheumatoid arthritis (RA).

•
The presentation of data at the Annual European Congress of Rheumatology 2019, which included data on filgotinib. Among the abstracts presented were 24-week, interim results from the ongoing FINCH 1 and FINCH 3 Phase 3 studies evaluating filgotinib in adults with RA.

Cell Therapy Program

•	The presentation of data at the 2019 American Society of Clinical Oncology Annual Meeting, which included:

◦	Results from a safety management analysis of early use of steroids from the ZUMA-1 trial of Yescarta in adult patients with diffuse large B-cell lymphoma (DLBCL).

◦	Results from a sub-population analysis from the ZUMA-1 trial of Yescarta in adult patients with DLBCL.

◦
Results from the completed Phase 1 of the ZUMA-3 study evaluating KTE-X19, an investigational CD19 CAR T cell therapy. ZUMA-3 is a single-arm Phase 1/2 study in adult patients with relapsed or refractory acute lymphoblastic leukemia.

Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 9 through 11.
Conference Call
The live webcast of the call can be accessed at Gilead’s Investors page at http://investors.gilead.com/. Please connect to the website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 8696029 to access the call. Telephone replay will be available approximately two hours after the call through 8:00 p.m. Eastern Time, August 1, 2019. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 8696029. The webcast will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks

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July 30, 2019	6

and uncertainties include: Gilead’s ability to achieve its anticipated full year 2019 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles as well as purchases by retail pharmacies and other non-wholesaler locations with whom Gilead has no inventory management agreements may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of our products; an uncertain global macroeconomic environment; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to realize the potential benefits of collaborations or licensing arrangements, including with Galapagos, Novartis, Carna, Nurix, Humanigen, Goldfinch, Insitro and Novo Nordisk; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated, including a new drug application to FDA for filgotinib for the treatment of rheumatoid arthritis; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including FDA approval for Descovy for PrEP; Gilead’s ability to successfully commercialize its products, including Yescarta; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including filgotinib, selonsertib, GS-9674, GS-0976 and KTE-X19; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2019 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TRUVADAFORPREP®, TYBOST®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.

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July 30, 2019	7

LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 30, 2019	8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Product sales	$5,607	$5,540	$10,807	$10,541
Royalty, contract and other revenues	78	108	159	195
Total revenues	5,685	5,648	10,966	10,736
Costs and expenses:
Cost of goods sold	1,000	1,196	1,957	2,197
Research and development expenses	1,160	1,192	2,217	2,129
Selling, general and administrative expenses	1,095	980	2,125	1,977
Total costs and expenses	3,255	3,368	6,299	6,303
Income from operations	2,430	2,280	4,667	4,433
Interest expense	(248)	(266)	(502)	(556)
Other income (expense), net	228	72	595	242
Income before provision for income taxes	2,410	2,086	4,760	4,119
Provision for income taxes	535	267	917	761
Net income	1,875	1,819	3,843	3,358
Net income (loss) attributable to noncontrolling interest	(5)	2	(12)	3
Net income attributable to Gilead	$1,880	$1,817	$3,855	$3,355

Net income per share attributable to Gilead common stockholders - basic	$1.48	$1.40	$3.03	$2.58
Shares used in per share calculation - basic	1,270	1,298	1,273	1,302
Net income per share attributable to Gilead common stockholders - diluted	$1.47	$1.39	$3.01	$2.55
Shares used in per share calculation - diluted	1,277	1,308	1,280	1,314
Cash dividends declared per share	$0.63	$0.57	$1.26	$1.14

July 30, 2019	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,000	$1,196	$1,957	$2,197
Acquisition-related – amortization of purchased intangibles	(273)	(300)	(556)	(601)
Stock-based compensation expenses(1)	(13)	(21)	(27)	(34)
Non-GAAP cost of goods sold	$714	$875	$1,374	$1,562

Product gross margin reconciliation:
GAAP product gross margin	82.2%	78.4%	81.9%	79.2%
Acquisition-related – amortization of purchased intangibles	4.9%	5.4%	5.1%	5.7%
Stock-based compensation expenses	0.2%	0.4%	0.2%	0.3%
Non-GAAP product gross margin(4)	87.3%	84.2%	87.3%	85.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,160	$1,192	$2,217	$2,129
Up-front collaboration and licensing expenses	(165)	(160)	(291)	(160)
Acquisition-related – other costs	—	(9)	—	(25)
Stock-based compensation expenses(1)	(80)	(102)	(141)	(205)
Other(2)	1	—	2	(4)
Non-GAAP research and development expenses	$916	$921	$1,787	$1,735

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,095	$980	$2,125	$1,977
Acquisition-related – other costs	—	(9)	—	(15)
Stock-based compensation expenses(1)	(81)	(129)	(149)	(233)
Other(2)	1	(2)	1	(5)
Non-GAAP selling, general and administrative expenses	$1,015	$840	$1,977	$1,724

Operating margin reconciliation:
GAAP operating margin	42.7%	40.4%	42.6%	41.3%
Up-front collaboration and licensing expenses	2.9%	2.8%	2.7%	1.5%
Acquisition-related – amortization of purchased intangibles	4.8%	5.3%	5.1%	5.6%
Acquisition-related – other costs	—%	0.3%	—%	0.4%
Stock-based compensation expenses	3.1%	4.5%	2.9%	4.4%
Other(2)	—%	—%	—%	0.1%
Non-GAAP operating margin(4)	53.5%	53.3%	53.1%	53.2%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$228	$72	$595	$242
Unrealized (gains) losses from equity securities, net	(57)	64	(254)	19
Non-GAAP other income (expense), net	$171	$136	$341	$261

July 30, 2019	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Effective tax rate reconciliation:
GAAP effective tax rate	22.2%	12.8%	19.3%	18.5%
Up-front collaboration and licensing expenses	—%	0.7%	0.2%	0.1%
Acquisition-related – amortization of purchased intangibles	(1.5)%	(0.8)%	(1.2)%	(1.5)%
Acquisition-related – other costs	—%	0.1%	—%	—%
Stock-based compensation expenses(1)	—%	0.7%	0.1%	0.5%
Unrealized (gains) losses from equity securities, net	0.8%	(0.4)%	1.1%	(0.1)%
Tax Reform adjustments(3)	—%	0.5%	—%	0.2%
Non-GAAP effective tax rate(4)	21.5%	13.4%	19.2%	17.8%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,880	$1,817	$3,855	$3,355
Up-front collaboration and licensing expenses	128	125	226	125
Acquisition-related – amortization of purchased intangibles	252	281	512	562
Acquisition-related – other costs	—	14	—	32
Stock-based compensation expenses(1)	135	202	252	362
Unrealized (gains) losses from equity securities, net	(63)	63	(254)	18
Tax Reform adjustments(3)	—	(10)	—	(10)
Other(2)	(1)	2	(2)	8
Non-GAAP net income attributable to Gilead	$2,331	$2,494	$4,589	$4,452

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.47	$1.39	$3.01	$2.55
Up-front collaboration and licensing expenses	0.10	0.10	0.18	0.10
Acquisition-related – amortization of purchased intangibles	0.20	0.21	0.40	0.43
Acquisition-related – other costs	—	0.01	—	0.02
Stock-based compensation expenses(1)	0.11	0.15	0.20	0.28
Unrealized (gains) losses from equity securities, net	(0.05)	0.05	(0.20)	0.01
Tax Reform adjustments(3)	—	(0.01)	—	(0.01)
Other(2)	—	—	—	0.01
Non-GAAP diluted earnings per share(4)	$1.82	$1.91	$3.58	$3.39

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$286	$321	$583	$635
Research and development expenses adjustments	244	271	430	394
Selling, general and administrative expenses adjustments	80	140	148	253
Other income (expense), net adjustments	(57)	64	(254)	19
Total non-GAAP adjustments before tax	553	796	907	1,301
Income tax effect	(102)	(109)	(173)	(194)
Tax Reform adjustments(3)	—	(10)	—	(10)
Total non-GAAP adjustments after tax	$451	$677	$734	$1,097
____________________
Notes:
(1) The decreases were primarily due to stock-based compensation expenses incurred in 2018 following Gilead’s acquisition of Kite Pharma, Inc.
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3) Amounts represent measurement period adjustments relating to the enactment of the 2017 Tax Cuts and Jobs Act (Tax Reform)
(4) Amounts may not sum due to rounding

July 30, 2019	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2019 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 4, 2019 Reiterated May 2, 2019	Updated July 30, 2019
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	80% - 81%	80% - 81%
Acquisition-related expenses	5% - 6%	5% - 6%
Non-GAAP projected product gross margin(1)	85% - 87%	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses(2)	$4,195 - $4,480	$8,290 - $8,595
Stock-based compensation expenses	(345) - (380)	(290) - (325)
Up-front collaboration and licensing expenses(2)	(250) - (300)	(4,400) - (4,470)
Non-GAAP projected research and development expenses	$3,600 - $3,800	$3,600 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$4,255 - $4,490	$4,205 - $4,440
Stock-based compensation expenses	(355) - (390)	(305) - (340)
Non-GAAP projected selling, general and administrative expenses	$3,900 - $4,100	$3,900 - $4,100

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate(3)	21.5% - 22.5%	21.5% - 22.5%
Tax rate effect of adjustments noted above(3)	(1.5%) - (1.5%)	(1.5%) - (1.5%)
Non-GAAP projected effective tax rate	20.0% - 21.0%	20.0% - 21.0%

Projected diluted EPS impact of acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses(2)(3):
Acquisition-related expenses / up-front collaboration and licensing expenses(2)	$0.93 - $0.97	$3.47 - $3.51
Stock-based compensation expenses	$0.47 - $0.53	$0.43 - $0.49
Projected diluted EPS impact of acquisition-related, up-front collaboration and licensing, stock-based compensation and other expenses(2)(3)	$1.40 - $1.50	$3.90 - $4.00
____________________
Notes:
(1) Total stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2)     Updates made primarily for the collaboration with Galapagos, which is expected to close late in the third quarter of 2019, subject to a number of closing conditions, including antitrust clearances required by the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and receipt of merger control approval from the Austrian Federal Competition Authority.

(3) Excludes fair value adjustments of equity securities and the associated income tax effect, as Gilead is unable to project future fair value adjustments, and other discrete tax charges or benefits

July 30, 2019	12

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	December 31,
	2019	2018

Cash, cash equivalents and marketable securities	$30,234	$31,512
Accounts receivable, net	3,396	3,327
Inventories	884	814
Property, plant and equipment, net	4,249	4,006
Intangible assets, net	15,152	15,738
Goodwill	4,117	4,117
Other assets	5,178	4,161
Total assets	$63,210	$63,675

Current liabilities	$8,961	$10,605
Long-term liabilities	31,498	31,536
Stockholders’ equity(1)	22,751	21,534
Total liabilities and stockholders’ equity	$63,210	$63,675
____________________
Note:
(1) As of June 30, 2019, there were 1,267 million shares of common stock issued and outstanding

July 30, 2019	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Atripla – U.S.	$122	$274	$255	$502
Atripla – Europe	26	39	42	90
Atripla – Other International	4	36	26	71
	152	349	323	663

Biktarvy – U.S.	1,023	183	1,762	218
Biktarvy – Europe	73	2	121	2
Biktarvy – Other International	20	—	26	—
	1,116	185	1,909	220

Complera / Eviplera – U.S.	42	82	86	149
Complera / Eviplera – Europe	72	103	134	212
Complera / Eviplera – Other International	9	14	18	28
	123	199	238	389

Descovy – U.S.	246	311	479	585
Descovy – Europe	69	78	137	153
Descovy – Other International	43	14	84	26
	358	403	700	764

Genvoya – U.S.	733	904	1,461	1,757
Genvoya – Europe	177	207	370	393
Genvoya – Other International	70	49	164	92
	980	1,160	1,995	2,242

Odefsey – U.S.	266	303	548	582
Odefsey – Europe	111	77	217	135
Odefsey – Other International	10	5	19	10
	387	385	784	727

Stribild – U.S.	78	144	145	277
Stribild – Europe	24	34	42	63
Stribild – Other International	6	9	17	21
	108	187	204	361

Truvada – U.S.	657	649	1,208	1,156
Truvada – Europe	41	86	74	183
Truvada – Other International	20	30	42	78
	718	765	1,324	1,417

Other HIV(1) – U.S.	9	11	20	20
Other HIV(1) – Europe	1	3	2	4
Other HIV(1) – Other International	5	5	10	8
	15	19	32	32

Revenue share – Symtuza(2) – U.S.	55	—	97	—
Revenue share – Symtuza(2) – Europe	29	13	53	20
Revenue share – Symtuza(2) – Other International	—	—	—	—
	84	13	150	20

Total HIV – U.S.	3,231	2,861	6,061	5,246
Total HIV – Europe	623	642	1,192	1,255
Total HIV – Other International	187	162	406	334
	4,041	3,665	7,659	6,835

AmBisome – U.S.	10	14	18	31
AmBisome – Europe	60	55	117	111
AmBisome – Other International	35	34	63	68
	105	103	198	210

July 30, 2019	14

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Ledipasvir/Sofosbuvir(3) – U.S.	$86	$230	$203	$464
Ledipasvir/Sofosbuvir(3) – Europe	22	22	49	78
Ledipasvir/Sofosbuvir(3) – Other International	85	79	166	137
	193	331	418	679

Letairis – U.S.	204	244	401	448

Ranexa – U.S.	19	208	174	403

Sofosbuvir/Velpatasvir(4) – U.S.	219	239	449	508
Sofosbuvir/Velpatasvir(4) – Europe	156	168	310	366
Sofosbuvir/Velpatasvir(4) – Other International	118	93	225	162
	493	500	984	1,036

Vemlidy – U.S.	71	59	136	106
Vemlidy – Europe	5	3	9	6
Vemlidy – Other International	40	14	72	22
	116	76	217	134

Viread – U.S.	9	16	21	23
Viread – Europe	28	32	42	62
Viread – Other International	38	34	84	94
	75	82	147	179

Vosevi – U.S.	53	86	98	172
Vosevi – Europe	15	20	31	36
Vosevi – Other International	7	3	9	8
	75	109	138	216

Yescarta – U.S.	99	68	189	108
Yescarta – Europe	21	—	27	—
Yescarta – Other International	—	—	—	—
	120	68	216	108

Zydelig – U.S.	12	17	23	31
Zydelig – Europe	14	22	29	40
Zydelig – Other International	—	—	1	1
	26	39	53	72

Other(5) – U.S.	41	27	77	56
Other(5) – Europe	97	41	117	56
Other(5) – Other International	2	47	8	109
	140	115	202	221

Total product sales – U.S.	4,054	4,069	7,850	7,596
Total product sales – Europe	1,041	1,005	1,923	2,010
Total product sales – Other International	512	466	1,034	935
	$5,607	$5,540	$10,807	$10,541
____________________
Notes:
(1) Includes Emtriva and Tybost
(2) Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC

(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(5) Includes Cayston, Hepsera and Sovaldi. In Europe, the increase for both the three and six months ended June 30, 2019 was primarily due to approximately $80 million of favorable adjustments for statutory rebates related to sales of Sovaldi made in prior years